Exhibit 10.2
                                                                    ------------

                  Master Product License and Services Agreement
                                     between
                             SMARTSERV ONLINE, INC.
                                       and
             SALOMON SMITH BARNEY INC. to be known in the future as
                         CITIGROUP CAPITAL MARKETS INC.

This Master Product License and Services Agreement ("MPLSA"), dated and effective as of November 1, 2001 (the "Effective Date"), together with any schedules, exhibits and statements of work attached hereto, all of which are incorporated herein by this reference (collectively, the "Agreement"), are between SmartServ Online, Inc. ("SmartServ"), a Delaware corporation with a place of business at One Station Place, Stamford, Connecticut 06902, and Salomon Smith Barney Inc. to be known in the future as Citigroup Capital Markets Inc. (of which Citigroup Inc. is the parent company), with offices at 388 Greenwich Street, New York, NY 10013 ("Customer").

RECITALS.
---------

SmartServ is a web and wireless applications provider of technologies and services that enable wireless data communications and transactions; and

Customer is interested in obtaining licenses for Products and using the Services of SmartServ in order to offer its Authorized Users the ability to access certain data and/or execute certain transactions by using wireless devices; and

SmartServ is willing to license those Products and offer the Services requested by Customer, as more specifically described herein.

In consideration of the mutual promises, conditions and covenants set forth herein, and in return for good and valuable consideration, the receipt and sufficiency of which are hereby specifically acknowledged, SmartServ and Customer hereby agree as follows:

1.   DEFINITIONS.
-----------------

"AFFILIATED ENTITY OF CUSTOMER" means any company that controls, is controlled by, or is under common control with Salomon Smith Barney Inc. or Citigroup Inc. or either of their successor entities.

"AFFILIATED ENTITY OF SMARTSERV" means any company that controls, is controlled by or in under common control with SmartServ Online, Inc.

"AUTHORIZED USERS," means Customer's registered users who are authorized to use the Products as specified in the applicable Product Schedule.

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                                                          MPLSA No. SSOL-CCIB-01

"CUSTOMER" means Salomon Smith Barney Inc., its employees, and Affiliated Entities.

"CUSTOMER CONTENT" means the materials, data and/or information provided by Customer for use with the Products, including but not limited to, Customer research reports.

"DOCUMENTATION" means the user, technical and system administrator manuals and documentation, if any, that SmartServ generally makes available to its customers for use with the Products identified in the applicable Product Schedule.

"OTHER CONTENT" means the content other than SmartServ Content or Customer Content, provided pursuant to this MPLSA and/or any applicable Schedule including, without limitation, any news stories, stock quotes or other information provided by a third party.

"PRODUCTS" means: (a) the products identified in the applicable Product Schedule; (b) the Documentation, if any; and (c) any enhancements to the Products identified in the applicable Product Schedule.

"SCHEDULE" means Product Schedule, Hosting Schedule, Services Schedule, or other Schedule executed by the Parties in connection with the provision of Services or Products hereunder.

"SERVICES" means all of the services described in the applicable Services Schedule.

"SMARTSERV CONTENT" includes any images, photographs, animations, video, audio, music, text and "applets" incorporated into the Products and/or Services, other than that which SmartServ agrees is developed for Customer.

2.   ORDERING PRODUCTS AND SERVICES.
     -------------------------------

     2.1 PRODUCTS. Each Product shall be ordered pursuant to an applicable product schedule (each a "Product Schedule A-" and its successors).

     2.2 PROFESSIONAL SERVICES. Any custom development, implementation, integration, consulting or other professional services to be provided by SmartServ shall be provided to Customer only in accordance with the terms set forth in the applicable professional services schedule (each a "Professional Services Schedule B-" and its successors).

     2.3 CUSTOMER SUPPORT SERVICES. Any Customer support to be provided by SmartServ shall be provided to Customer only in accordance with the terms set forth in the applicable support schedule (each a "Support Schedule C-" and its successors).

     2.4 HOSTING SERVICES. Any hosting services to be provided by SmartServ shall be provided to Customer only in accordance with the terms set forth in the applicable hosting schedule (each a "Hosting Schedule D-"and its successors).

     2.5 TRAINING. Any training to be provided by SmartServ shall be provided to Customer only in accordance with the terms set forth in the applicable training schedule ("Product Schedule A-" and its successors).


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                                                          MPLSA No. SSOL-CCIB-01

     2.6 SCHEDULES. Each Schedule shall refer specifically to this MPLSA and the MPLSA number set forth above, and shall be accepted by the parties only when signed by an authorized representative of both parties. In the event of any conflict between the terms and conditions of the MPLSA and the those of a Schedule, the terms and conditions of the applicable Schedule shall prevail to the extent such terms are inconsistent with or supplement the MPLSA.

3.   TERM.
     -----

     3.1 TERM OF AGREEMENT. This MPLSA shall commence on the Effective Date and shall remain in effect for three (3) years thereafter unless terminated earlier in accordance with the terms of this MPLSA.

     3.2 TERM OF SCHEDULES. The term of each Schedule shall be as specified therein; provided, however, that in no event shall the term of any Schedule extend beyond the term of this MPLSA. Each Schedule may have a different specified duration and may be terminated only in accordance with its respective terms or the terms of this MPLSA.

4.   LICENSE.
     --------

     4.1 LICENSE GRANT. Subject to the terms of this MPLSA and the applicable Product Schedule, SmartServ grants Customer a nonexclusive, nontransferable, limited-term license to use the Products for access and use solely by Customer and its Authorized Users in accordance with the terms of the applicable Product Schedule. The term of the license granted under this Section shall be coterminous with the term of the applicable Product Schedule, unless the Parties specifically agree otherwise in the applicable Product Schedule.

     4.2 RESTRICTIONS. Except as otherwise specifically permitted in the applicable Product Schedule, Customer and/or its Authorized Users shall not: (a) sell, lease or sublicense any Product, or any part thereof; (b) modify, alter, translate, create derivative works from, reverse engineer, disassemble or decompile any Product in any way for any reason; or (c) copy or reproduce all or any part of the Product. Customer and/or its Authorized Users shall not, under any circumstances whatsoever: (d) engage in any fraudulent, illegal, unauthorized or improper use of the Product; (e) introduce into or transmit through the Product, any virus, worm, back door, timer, clock or counter; (f) remove, obscure or alter any copyright notice, trademarks or other proprietary notices affixed to or contained within the Product; or (g) engage in or allow any action that is inconsistent with the terms and conditions of the Agreement.

5.   OBLIGATION TO PAY FEES; PAYMENT TERMS.
     --------------------------------------

Customer shall pay to SmartServ the undisputed fees and charges set forth in the applicable Schedule within thirty (30) calendar days following Customer's receipt of SmartServ's invoice, unless alternate payment terms are otherwise specified in the applicable Schedule. Customer shall be responsible for all applicable federal, state and local taxes, tariffs and duties, imposed


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                                                          MPLSA No. SSOL-CCIB-01

in connection with Customer's payment obligations under the Agreement, or shall provide SmartServ a certificate of exemption from such taxes. Upon thirty (30) days written notice from SmartServ to Customer of Customer's failure to pay any charges or fees incurred, SmartServ shall have the right to suspend the Product license(s), the Services and/or Customer's rights under this MPLSA and any applicable Schedules until full payment is made to SmartServ.

6.   AUDIT RIGHTS.
     -------------

During the term of the Agreement and for a period of ten (10) days following termination for any reason of the Agreement, SmartServ shall have the right, upon reasonable prior written notice to Customer and during Customer's normal working hours, to audit Customer's use of the Product and/or Services to verify Customer's compliance with the MPLSA and any applicable Schedule. Customer shall cooperate fully with such audit and shall not interfere with, nor delay SmartServ's execution of such audit. In the event the audit shows any use by Customer in excess of the number of Authorized Users of the Product and/or Services as set forth in the applicable Schedule, Customer must pay the fees and charges due in accordance with the findings of such audit. During the term of the Agreement and for a period of ten (10) days following termination for any reason of the Agreement, Customer shall have the right, upon reasonable prior written notice to SmartServ and during SmartServ's normal working hours, to audit and verify SmartServ's compliance with the MPLSA and any applicable Schedule.

7.   LIMITED WARRANTIES; EXCLUSIVE REMEDIES; DISCLAIMERS.
     ----------------------------------------------------

     7.1 CUSTOMER WARRANTIES. Customer represents and warrants to SmartServ that:

          7.1.1 Customer has the authority, rights and ability necessary for it to enter into the Agreement and perform its obligations under the Agreement without restrictions or prohibitions, including, but not limited to, Customer's prior contractual obligations;
          7.1.2 Customer and/or its Authorized Users will use the SmartServ Products and Services only in accordance with the terms of the Agreement;
          7.1.3 Customer has the right to provide the Customer Content to SmartServ and to Customer's Authorized Users for use in accordance with the terms of the Agreement;
          7.1.4 Customer Content does not misappropriate or infringe upon the intellectual property rights of any third party; and
          7.1.5 Customer and its Authorized Users shall comply with all applicable country, federal, state and local laws, all applicable rules and regulations of any governmental or judicial authority, and all applicable exchange rules and contract terms.

     7.2  SMARTSERV WARRANTIES. SmartServ represents and warrants that:

          7.2.1 SmartServ has all rights necessary to provide any and all Products, Documentation, SmartServ Content and Other Content, specifications and other materials to Customer and to perform the Services as specified in the Agreement and warrants that such Products, Documentation, specifications and Services are free of all liens, claims, encumbrances and other restrictions;
          7.2.2 the Products, Documentation, specifications and Services furnished by SmartServ and Customer's use of the same hereunder do not violate or infringe the

                                                          MPLSA No. SSOL-CCIB-01

          rights of any third party or the laws or regulations of any governmental or judicial authority;
          7.2.3 Customer's use of the Products, Documentation, specifications and Services hereunder shall not be adversely affected, interrupted or disturbed by SmartServ or any entity asserting a claim under or through SmartServ, in any way not provided for or contemplated by the Agreement;
          7.2.4 the Documentation and other materials provided by SmartServ hereunder shall accurately describe the Product(s) provided to Customer hereunder.
          7.2.5 After Customer has notified SmartServ of its acceptance of any Product(s) pursuant to the acceptance criteria, if any, in the specifications, Documentation or the statement of work, and the applicable Services and/or Product Schedule, SmartServ shall correct and repair any malfunction, defect or nonconformity which prevents the Product(s) from performing in accordance with the provisions of the applicable specifications or statement of work, at no additional charge, in accordance with the maintenance and cure provisions set forth in this MPLSA and/or any applicable Schedule;
          7.2.6 SmartServ will perform the Services required under the Agreement in a high-quality, professional and workmanlike manner by qualified and skilled personnel. In performing Services at Customer's locations, SmartServ personnel will use best efforts to minimize any disruption to Customer's normal business operations;
          7.2.7 SmartServ has the authority, rights and ability necessary for it to enter into the Agreement and perform its obligations under the Agreement without restrictions or prohibitions, including, but not limited to, SmartServ's prior contractual obligations;
          7.2.8 SmartServ has the right to provide the SmartServ Content or Other Content, as applicable, to Customer;
          7.2.9 SmartServ Content does not misappropriate or infringe upon the intellectual property rights of any third party. In addition, to the best of SmartServ's knowledge the Other Content does not misappropriate or infringe upon the intellectual property rights of any third party;
          7.2.10 SmartServ shall accurately transmit and represent all Customer Content, SmartServ Content, and/or Other Content, as applicable, and shall not alter any Customer Content in any manner not specified by Customer;
          7.2.11 the Products do not contain a "time bomb", disabler, lockup program or device;
          7.2.12 SmartServ shall not distribute, sell or lease the Customer Content, or any part thereof, in any manner except as otherwise specifically permitted by Customer in an applicable Schedule. Neither shall SmartServ modify, alter, translate, create derivative works from, reverse engineer, disassemble or decompile any Customer Content in any way for any reason, except as otherwise specifically permitted by Customer in an applicable Schedule ;
          7.2.13 SmartServ shall not engage in any fraudulent, illegal, unauthorized or improper use of the Customer Content;
          7.2.14 SmartServ shall not remove, obscure or alter any copyright notice, trademarks or other proprietary notices affixed to or contained within the Customer Content;
          7.2.15 the Product(s) do not contain any virus and/or other harmful elements designed to disrupt the orderly operation of, or impair the integrity of data files

                                                          MPLSA No. SSOL-CCIB-01

          resident on, any data processing system used for the operation of the Products or rendering of Services by SmartServ;
          7.2.16 the Product(s) will properly and accurately record, store, process, print, manage and present all calendar dates and data involving or based on calendar dates including leap year recognition without error;
          7.2.17 new versions and/or enhancements to any Product provided to Customer hereunder shall not degrade, impair or otherwise adversely affect the performance or operation of such Product provided hereunder; and
          7.2.18 SmartServ shall comply with all applicable country, federal, state and local laws, all applicable rules and regulations of any governmental or judicial authority and all applicable exchange rules, regulations and contract terms.

     7.3 DISCLAIMER. THE WARRANTIES SET FORTH ABOVE OR IN ANY APPLICABLE SCHEDULE ARE THE PARTIES' ONLY WARRANTIES. THE PARTIES MAKE NO OTHER WARRANTIES EXPRESS OR IMPLIED AND SMARTSERV SPECIFICALLY DISCLAIMS ANY IMPLIED WARRANTY OF MERCHANTABILITY AND/OR FITNESS FOR A PARTICULAR PURPOSE. SOME JURISDICTIONS DO NOT ALLOW THE EXCLUSION OF IMPLIED WARRANTIES, SO THE ABOVE EXCLUSION MAY NOT APPLY TO CUSTOMER. THESE LIMITED WARRANTIES GIVE CUSTOMER SPECIFIC LEGAL RIGHTS, AND CUSTOMER ALSO MAY HAVE OTHER RIGHTS, WHICH VARY BY JURISDICTION. NO ORAL OR WRITTEN INFORMATION OR ADVICE GIVEN BY SMARTSERV, ITS AGENTS OR REPRESENTATIVES SHALL CREATE A WARRANTY OR INCREASE THE SCOPE OF THE ABOVE LIMITED WARRANTIES. SMARTSERV SHALL HAVE NO LIABILITY FOR ANY DECISIONS OR TRANSACTIONS (INCLUDING, WITHOUT LIMITATION, ANY INVESTMENT DECISIONS PERTAINING TO STOCK TRANSACTIONS) MADE BY CUSTOMER AND/OR ITS AUTHORIZED USERS IN USING THE PRODUCTS, SERVICES, AND/OR CUSTOMER CONTENT. THIS DISCLAIMER IS NOT INTENDED TO DIMINISH SMARTSERV'S OBLIGATION TO PROVIDE ACCURATE INFORMATION PURSUANT TO SECTION 7.2.10 ABOVE. THIS SECTION 7.3 SHALL SURVIVE TERMINATION OF THE AGREEMENT.

     7.4 RELIANCE ON THIRD PARTY PROVIDERS AND LICENSORS. CUSTOMER ACKNOWLEDGES AND AGREES THAT USE OF THE PRODUCTS, SERVICES AND/OR SMARTSERV CONTENT OR OTHER CONTENT MAY BE DEPENDENT UPON THIRD PARTY PROVIDERS AND LICENSORS, INCLUDING, BUT NOT LIMITED TO, TELECOMMUNICATIONS CARRIERS, INTERNET SERVICE PROVIDERS AND LICENSORS OF INFORMATION FEEDS. SMARTSERV SHALL NOT BE RESPONSIBLE OR LIABLE FOR ANY INTERRUPTION IN THE USE OF THE PRODUCTS AND/OR SERVICES, DELAYS OR ERRORS, CAUSED BY ANY TRANSMISSION OR DELIVERY OF THE PRODUCTS, THE CUSTOMER CONTENT, THE SMARTSERV CONTENT OR ANY OTHER CONTENT OR INFORMATION, CAUSED BY ANY THIRD PARTIES. THIS SECTION 7.4 SHALL SURVIVE TERMINATION OF THE AGREEMENT. SMARTSERV WILL REASONABLY COOPERATE WITH SUCH THIRD PARTIES IN RESOLVING ANY INTERRUPTION IN CUSTOMER'S USE OF THE PRODUCTS AND/OR SERVICES.

                                                          MPLSA No. SSOL-CCIB-01

8.   LIMITATION OF LIABILITY.
     ------------------------

     8.1 LIMITATION UPON TYPES OF RECOVERABLE DAMAGES. IN NO EVENT WILL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR LOST PROFITS OR FOR SPECIAL, INCIDENTAL, INDIRECT OR CONSEQUENTIAL DAMAGES ARISING OUT OF OR IN CONNECTION WITH THE AGREEMENT OR THE SUBJECT MATTER HEREOF, REGARDLESS OF THE FORM OF ACTION, WHETHER OR NOT SUCH PARTY HAS BEEN INFORMED OF, OR OTHERWISE MIGHT HAVE ANTICIPATED, THE POSSIBILITY OF SUCH DAMAGES.

     8.2 CAP ON DAMAGES. THE PARTIES' LIABILITY TO EACH OTHER FOR DIRECT DAMAGES, REGARDLESS OF THE FORM OF ACTION, SHALL BE LIMITED TO THE TOTAL AGGREGATE DOLLAR AMOUNT PAID OR THERETOFORE REQUIRED TO HAVE BEEN PAID BY CUSTOMER PURSUANT TO THE AGREEMENT, SUBJECT TO SECTION 8.3 BELOW.

     8.3  EXCLUSIONS.  NO LIMITATION ON EITHER PARTY'S  LIABILITY SHALL APPLY TO
     (A) DAMAGES RESULTING FROM THE GROSS NEGLIGENCE, BAD FAITH OR WILLFUL MISCONDUCT OF SUCH PARTY OR INTENTIONAL BREACH OF THE AGREEMENT; (B) DAMAGES ARISING IN RESPECT OF CLAIMS UNDER SECTION 13 "CONFIDENTIALITY" OR
     SECTION 14 "INFRINGEMENT" OF THIS MPLSA; OR (C) CLAIMS FOR PERSONAL INJURY OR PROPERTY DAMAGE CAUSED BY THE NEGLIGENCE OF EITHER PARTY, ITS EMPLOYEES, AGENTS OR SUBCONTRACTORS.

8.4 SURVIVAL. THIS SECTION 8 SHALL SURVIVE TERMINATION OF THE AGREEMENT.

9.   INTENTIONALLY LEFT BLANK.
     -------------------------

10. SOURCE CODE ESCROW. If requested in writing by Customer, SmartServ shall execute and deliver to Customer an escrow agreement to be attached hereto as a Schedule, on terms and with an escrow agent acceptable to Customer with respect to the delivery of the source code version of the Product and all of its related programming, systems and data base Documentation as regularly updated by SmartServ.

11.  Termination.
     ------------

     11.1 TERMINATION FOR CAUSE. Each party shall have the right to terminate this MPLSA and/or any applicable Schedule if the other party breaches any material term of the Agreement and refuses or fails to cure such breach.

     11.1.1 Notwithstanding the foregoing, SmartServ shall have the right to terminate this MPLSA and/or any applicable Schedule in the event Customer fails to pay any amounts due to SmartServ, provided such failure is not cured within sixty (60) calendar days of Customer's receipt of SmartServ's invoice.

     11.1.2 In the event that any dispute, controversy or claim arises between the parties related to the payment of amounts due by Customer under the Agreement ("Dispute"), the parties agree not to initiate any legal action until the parties have


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                                                          MPLSA No. SSOL-CCIB-01

     made reasonable efforts to resolve such Dispute. This provision has no effect on either party's ability to seek injunctive relief or other equitable relief whenever the facts or circumstances would permit that party to seek such relief in a court of competent jurisdiction including, without limitation, in the case of a breach of the license restrictions or a party's confidentiality obligations under the Agreement.

     11.1.3 Either party shall have the right to terminate this MPLSA and/or any
     Schedule in the event either party:  (a) suspends its business  activities;
     (b) becomes insolvent, makes an assignment for the benefit of creditors, or becomes subject to direct control of a trustee, receiver or similar authority; or (c) becomes subject to any bankruptcy or insolvency proceeding under federal or state statutes that, if involuntary, has not been dismissed within thirty (30) calendar days.

     11.2 TERMINATION FOR CONVENIENCE. Customer may terminate this MPLSA and/or any applicable Schedule, without cause, upon no less than ninety (90) days' prior written notice to SmartServ, unless otherwise specified in an applicable Schedule.

     11.3 CUSTOMER'S OBLIGATIONS UPON TERMINATION. Upon termination of this MPLSA or any Schedule for any reason: (a) Customer shall: (i) upon SmartServ's written request, return, purge or destroy all applicable Products and confidential information as described in Section 13 entitled "Confidentiality" below and certify to SmartServ in writing that all such copies have been surrendered or destroyed in accordance with the foregoing and that Customer has ceased using any such Products or Services, except in the event that Customer terminates this MPLSA and/or Schedule for any of the reasons detailed in the source code escrow agreement pursuant to
     Section 10 of this MPLSA; (ii) pay SmartServ any undisputed fees due and owing under this MPLSA and/or any Schedule; and (b) SmartServ shall be relieved of any and all obligations to provide technical support and other Services to Customer. Termination of this MPLSA and/or the affected
     Schedule shall be in addition to and not in lieu of any other legal or equitable remedies.

     11.4 TERMINATION OF SCHEDULES. Each Schedule shall become binding when duly executed by both parties and shall continue thereafter unless terminated as permitted by this MPLSA or the applicable Schedule. Notice of termination of any Schedule shall not be considered notice of termination of this MPLSA.

     11.5 SURVIVAL. Any provision of the Agreement that by its nature should survive termination of the Agreement shall so survive.

12.  PROPRIETARY RIGHTS.
     -------------------

     12.1 Proprietary Rights of Customer. Customer Content shall remain the sole and exclusive property of Customer, including, without limitation, all copyrights, trademarks, patents, trade secrets and any other intellectual property and proprietary rights therein. Customer Content shall be used solely by Customer and its Authorized Users as described herein and/or indicated on the applicable Schedule. Without limiting the foregoing, Customer hereby grants to SmartServ a non-exclusive, royalty-free license to distribute Customer Content in connection with the Products as necessary to furnish the Products and render the Services to Customer under the Agreement.


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

                                                          MPLSA No. SSOL-CCIB-01

     12.2 PROPRIETARY RIGHTS OF SMARTSERV. No title or ownership in and to the Products and Services, or any part thereof, are transferred to Customer under the Agreement, unless otherwise specified in the applicable Schedule. SmartServ shall have and/or retain all right, title and ownership in and to the following: (a) all Products, SmartServ Content, Documentation and Services; (b) all new releases, new versions, improvements, revisions, modifications, upgrades, updates, supplements, fixes, new features, new modules, adaptations, translations, derivative works and other enhancements relating to the Products and/or SmartServ Content including, without limitation, all other software and materials developed, conceived, originated, prepared, generated or furnished by SmartServ under the Agreement, unless otherwise specified in an applicable Schedule; (c) any know-how, methodologies and processes related to the Products and Services; and (d) all copyrights, trademarks, patents, trade secrets and any other intellectual property and proprietary rights in and to any of the foregoing, except for any copyrights, trademarks, patents, trade secrets and other intellectual property or proprietary rights owned by Customer. Subsections (a) through (d) are collectively referred to as the "SmartServ Materials". To the extent, if any, that ownership of the SmartServ
     Materials does not automatically vest in SmartServ by virtue of the Agreement or otherwise, Customer hereby transfers and assigns to SmartServ all right, title and interest, which Customer may have in and to the SmartServ Materials. SmartServ's third party licensors whose material is provided to and/or used by Customer under the Agreement shall have and/or retain all right, title and ownership in their respective material. Customer shall not remove any proprietary notices from the Products or Services to the extent that the parties agree in an applicable Product Schedule that any proprietary notices are to be included on the Products or Services, and shall include such notices on any authorized copies of the Products.

13.  CONFIDENTIALITY.
     ----------------

     13.1 SmartServ agrees not to disclose the identity of Customer as a customer of SmartServ, the existence or nature of the relationship contemplated hereby or the business application for which Customer intends to use the Product, except as required by SmartServ to comply with law, regulation or order of governmental authority, without the prior written consent of Customer, which Customer may withhold in its sole discretion.

     13.2 SmartServ agrees to maintain the confidentiality of all information and materials supplied to SmartServ by Customer or observed by SmartServ, its employees, agents or subcontractors regarding or in the possession of Customer or its Affiliated Entities, including, without limitation, information or materials concerning Customer, its Affiliated Entities, or their respective present, potential or future clients and customers, organization, work, know-how, finances, strategies, plans, systems, programs and products. SmartServ agrees not to use any such information or materials except as contemplated by the Agreement for the purposes of the Agreement and not to take any other action inconsistent with the confidential nature of such information and materials. Without limiting the foregoing, SmartServ shall limit access to such information to its employees only on a "need to know" basis. SmartServ agrees that Customer shall have the right to conduct an audit of SmartServ's procedures used to maintain the confidentiality of such information and materials. SmartServ agrees that, either upon learning of, or upon a showing by Customer


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                                                          MPLSA No. SSOL-CCIB-01

     of, any threatened or actual unauthorized use or disclosure of such information or materials by SmartServ's employees, agents or subcontractors, or in the event of any loss of, or inability to account for, any such information or materials, SmartServ will notify Customer thereof and will cooperate as reasonably requested by Customer to seek appropriate injunctive relief against the applicable employees, agents or subcontractors or otherwise to prevent or curtail such threatened or actual unauthorized use or disclosure, or to recover such information or materials.

     13.3 Customer acknowledges that SmartServ considers the Products, Documentation, and any materials labeled "Confidential" at the time of their delivery to Customer to be confidential. Customer agrees that unless Customer has obtained SmartServ's written waiver, it shall keep such confidential materials confidential and prevent their disclosure to any person other than its Authorized Users and Affiliated Entities and its and their employees, agents, subcontractors or representatives for purposes specifically related to Customer's permitted use of the Product. Such level of protection must be at least equal to that used by Customer to protect its own confidential information.

     13.4 Information shall not be considered confidential to the extent, but only to the extent, that such information: (i) is already rightfully known to the receiving party free of any restriction at the time it is obtained from the other party; (ii) is subsequently rightfully learned from an independent third party free of any restriction and without breach of this or any other agreement; (iii) is or becomes publicly available through no wrongful act of either party; or (iv) is independently developed by one party without reference to any confidential information of the other.

     13.5 Each party acknowledges that the other will suffer irreparable injury and will not have an adequate remedy at law in the event of a breach of the provisions of Sections 13.1, 13.2, or 13.3 of this MPLSA, and therefore the non-breaching party shall be entitled to injunctive relief to restrain any such breach, threatened or actual. The foregoing shall be in addition to and without prejudice to any other rights such non-breaching party may have under the Agreement, at law or in equity.

     13.6 Upon expiration or termination of the Agreement, SmartServ shall return to Customer all of Customer's confidential information including all copies thereof, under its possession or control or under the possession or control of SmartServ's affiliates or at Customer's option, destroy or purge Customer's confidential information, and cause the purging of its affiliates, systems and files of all such confidential information of Customer and SmartServ shall deliver to Customer a written confirmation that such destruction and purging have been carried out.

14.  INFRINGEMENT.
     -------------

     14.1 INTELLECTUAL PROPERTY INFRINGEMENT. SmartServ agrees to hold Customer harmless from, defend and handle at its own expense, any claim or action against Customer, and/or any Affiliated Entity of Customer and their respective directors, officers, employees and agents for actual or alleged infringement, breach, contravention, misuse or misappropriation of any intellectual or industrial property or proprietary right, including, without limitation,


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

                                                          MPLSA No. SSOL-CCIB-01

     trademarks, service marks, patents, copyrights, trade secrets or any similar proprietary rights, based upon the Products, Documentation, or other materials or Services furnished hereunder by SmartServ or based on Customer's and/or Authorized Users use thereof. SmartServ further agrees to indemnify and hold Customer, and any Affiliated Entities of Customer and their respective directors, officers, employees and agents harmless from and against any and all liabilities, losses, costs, damages and expenses (including reasonable attorneys' fees), as incurred, associated with, or arising from, any such claim or action. SmartServ, at its sole cost, shall have the right to conduct the defense of any such claim or action and all negotiations for its settlement or compromise, unless otherwise mutually agreed to in writing; provided, that any such settlement or compromise shall not be made without Customer's consent, such consent not to be unreasonably delayed, withheld or conditioned, and shall include an unconditional release of Customer and the Affiliated Entities of Customer from all liability arising out of or in relation to such action and any transactions or conduct in connection therewith.

     14.2 If any Products, Services, Documentation and/or other materials furnished to Customer become, or in SmartServ's opinion are likely to become, the subject of any such claim or action, then, SmartServ, at its expense, may either: (i) procure for Customer the right to continue using same as contemplated hereunder; (ii) modify same to render same non-infringing (provided such modification does not adversely affect Customer's use as contemplated hereunder); or (iii) replace same with equally suitable, functionally equivalent, compatible, non-infringing product, documentation, materials and/or services. If none of the foregoing are commercially practicable, despite SmartServ using its best efforts, then Customer shall have the right to terminate the Schedule(s) involved and, without limiting its other remedies, shall be entitled to a refund of all payments previously paid with respect to such Product from the date the infringing material was first used by Customer.

     14.3 Customer agrees to hold SmartServ harmless from, defend and handle at its own expense, any claim or action against SmartServ, and/or any Affiliated Entity of SmartServ and their respective directors, officers, employees and agents for actual or alleged infringement, breach, contravention, misuse or misappropriation of any intellectual or industrial property or proprietary right, including, without limitation, trademarks, service marks, patents, copyrights, trade secrets or any similar proprietary rights, based upon the Customer Content. Customer further agrees to indemnify and hold SmartServ, and any Affiliated Entity of SmartServ and their respective directors, officers, employees and agents harmless from and against any and all liabilities, losses, costs, damages and expenses (including reasonable attorneys' fees), as incurred, associated with, or arising from, any such claim or action. Customer, at its sole cost, shall have the right to conduct the defense of any such claim or action and all negotiations for its settlement or compromise, unless otherwise mutually agreed to in writing; provided, that any such settlement or compromise shall not be made without SmartServ's consent, such consent not to be unreasonably delayed, withheld or conditioned, and shall include an unconditional release of SmartServ and its affiliated entities from all liability arising out of or in relation to such action and any transactions or conduct in connection therewith.

15. EXPORT ADMINISTRATION COMPLIANCE. This provision applies only in connection with Customer's use of the Products. The Agreement is made subject to any restrictions concerning


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

                                                          MPLSA No. SSOL-CCIB-01

the export of the Products or Services from the United States of America or the country in which Customer is located. Customer and its Authorized Users shall comply fully with all relevant export laws and regulations of the United States and any local country, and Customer shall not export, directly or indirectly, the Products including, the Customer Content, Other Content, the SmartServ Content or any other technical data received from SmartServ, or any part thereof, in violation of such laws. Customer shall not export (via electronic means or otherwise), directly or indirectly, any Products, the Customer Content, the Other Content, SmartServ Content, any Services or any technical information acquired from SmartServ under the Agreement to any country for which the United States government or any agency thereof at the time of export requires an export license or other governmental approval, without first obtaining the written consent to do so from SmartServ and the United States Department of Commerce or authorized agency of the United States government when required by an applicable statute or regulation.

16. NOTICES. All notices required under this MPLSA shall be deemed delivered when hand-delivered to the receiving party, or when mailed, via certified mail, return receipt requested, first class U.S. mail, or when faxed, the next business day, with a hard copy mailed within three (3) days thereafter in the manner set forth above. All notices shall be addressed to the applicable party, as follows:

           If to SmartServ:                      If to Customer:
           ---------------                       --------------

           SmartServ Online, Inc.                Salomon Smith Barney Inc.
           One Station Place                     125 Broad Street, 6th Floor
           Stamford, CT 06902                    New York, NY 10004
           Attn: SVP, Sales and Marketing        Attn: First Vice President,
           Fax: (203) 353-5962                   Technology Contracts Department
                                                 Fax:  (212) 801-2755

           With a copy to:
           --------------

           SmartServ Online, Inc.
           One Station Place
           Stamford, CT 06902
           Attn: General Counsel
           Fax: (203) 353-5962

Either party may change the information for receiving notices by providing written notification of the change to the other party in accordance with the terms set forth in this Section 16.

17. ASSIGNMENT; BINDING NATURE. Neither party may assign the Agreement, including any Schedule and/or any rights and/or obligations hereunder, without the prior written consent of the other party, which consent shall not be unreasonably withheld; provided, however, that either party may assign the Agreement and/or any of its rights hereunder upon written notice to the other party, but without requiring the consent of the other party, to any affiliated entity of that party, to that party's successor pursuant to a merger, consolidation or sale, or to an entity which


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

                                                          MPLSA No. SSOL-CCIB-01

acquires all or substantially all of that party's assets or business. The Agreement shall be binding upon and shall inure to the benefit of the parties' respective successors and permitted assigns. Any assignment in violation of the foregoing shall be null and void, and of no force or effect.

18. PUBLIC ANNOUNCEMENTS. Neither party shall use the name or marks of the other party or any likeness thereof or marks similar thereto or refer to or identify the other party in advertising, or publicity releases, promotional or marketing correspondence to others without, in each case, securing the prior written consent of such other party.

19. FORCE MAJEURE. Neither party shall have any liability to the other or to third parties for any failure or delay in performing any obligation under the Agreement due to circumstances beyond its reasonable control including, without limitation, acts of God or nature, actions of the government, fires, floods, strikes, civil disturbances or terrorism or interruptions in power, communications, satellites, the Internet or any other network.

20. GOVERNING LAW; EXCLUSIVE JURISDICTION.
The Agreement shall be governed by, and construed in accordance with, the laws of the United States and the State of New York (exclusive of any choice of law or other provision that would result in the application of the law of any other jurisdiction) and the parties hereto irrevocably consent to the exclusive jurisdiction of and venue in the applicable federal and/or New York State courts located in the Borough of Manhattan, New York County, State of New York. Application of the United Nations Convention of Contracts for the International Sale of Goods is expressly excluded. The parties agree that the Uniform Computer Information Transactions Act or any version thereof, adopted by any State in any form ("UCITA"), shall not apply to the Agreement, and, to the extent that UCITA is applicable, the parties agree to opt-out of the applicability of UCITA.

21. MISCELLANEOUS. The parties are independent contractors, and each party shall have no right to bind the other. If for any reason a court of competent jurisdiction finds any provision of the Agreement to be unenforceable, that provision shall be enforced to the maximum extent permissible so as to effect the intent of the parties, and the remainder of the Agreement shall continue in full force and effect. Any failure by either party to require strict performance by the other of any provision of the Agreement shall not constitute a waiver of such provision or thereafter affect the party's full rights to require strict performance. The Agreement constitutes the entire agreement between the parties with respect to the subject matter herein, and supersedes and replaces any and all prior or contemporaneous understandings or agreements, written or oral, regarding such subject matter. This MPLSA and any Schedule may only be amended by a specific written amendment that references this MPLSA and the affected Schedule, if any, and is signed by authorized representatives of both parties.


                            [signature page follows]


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

                                                          MPLSA No. SSOL-CCIB-01

IN WITNESS WHEREOF, the parties have entered into this MPLSA as of the Effective Date.

SMARTSERV ONLINE, INC.                        SALOMON SMITH BARNEY INC.
By:                                           By:


Name:  Sebastian E. Cassetta                  Name:    John Wizeman

Title: Chief Executive Officer and Chairman   Title:   Managing Director

Date Signed: November 15, 2001                Date Signed: November 21, 2001


SmartServ Executive Sponsor:                  Customer Executive Sponsor:

/s/ Sebastian E. Cassetta                     /s/ John Wizeman
---------------------------------             --------------------------------

SmartServ Primary Business Contact:           Customer Primary Business Contact:

---------------------------------              --------------------------------


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